Exhibit 99.1

Statement of Walmart Inc. on potential TikTok investment in the United States

September 13, 2020

Walmart continues to have an interest in a TikTok investment and continues discussions with ByteDance leadership and other interested parties. We know that any approved deal must satisfy all regulatory and national security concerns.